UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

DT COMMUNICATIONS, INC.
(Exact Name of registrant specified in its charter)

Delaware	80-0538922
State of other jurisdiction of incorporation or organization	I.R.S. Employer Identification No.

7325 Oswego Road, Liverpool, NY	13090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 451-7515

With Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor,
New York, NY 10006
Telephone: (212) 930-9700

Securities to be registered under Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

N/A	N/A

Securities to be registered under Section 12 (g) of the Act:

Common Stock, par value $0.0001 per share
(Title of Class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DT COMMUNICATIONS, INC.
INFORMATION REQUIRED IN INFORMATION STATEMENT

Our Information Statement is Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	“Summary”; “The Distribution”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; “Our Business”; and “Where You Can Find More Information”

1A.	Risk Factors	Not Required.

2.	Financial Information	“Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	“Our Business - Description of Property”

4.	Security Ownership of Certain Beneficial Owners and Management	“Security Ownership of Certain Beneficial Owners and Management’

5.	Directors and Executive Officers	“Management”

6.	Executive Compensation	“Management - Executive Compensation”

7.	Certain Relationships and Related Transactions, Director Independence	“Certain Relationships and Related Transactions”

8.	Legal Proceedings	“Our Business - Legal Proceedings”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “The Distribution”; “Dividend Policy”; and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	Not Applicable

11.	Description of Registrant’s Securities to be Registered

12.	Indemnification of Directors and Officers	“Liability and Indemnification of Officers, Directors and Others”

13.	Financial Statements and Supplementary Data	“Index to Financial Statements” and the financial statements referenced thereon.

14.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure	“Our Business - Changes In and Disagreements with Accountants”

15.	Financial Statements and Exhibits	“Index to Financial Statements” and the financial statements referenced thereon.

Exhibit Index

Exhibit Number	Description
3.1	Certificate of Incorporation of DT Communications, Inc.

3.2	Bylaws of DT Communications, Inc.

10.2	Lease Agreement dated January 1, 2010

99.1	Information Statement

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

DT COMMUNICATIONS, INC.

Date: February 12, 2010	/s/ Craig Burton By: Craig Burton
Title: Chief Executive Officer